EXHIBIT 11 - EARNINGS PER SHARE

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                         Three Months Ended March 31,
                                                       --------------     --------------
Primary Earnings Per Share                                  1997               1996
                                                       --------------     --------------
Computation for Statement of Operations:
   Net earnings per statement of
   operations used in primary earnings
   per share computation:

         Net earnings                                  $      189,635     $      275,382

   Interest on borrowings, net of tax
   effect, on application of assumed
   exercise of warrants and options in
   excess of 20% limitation                                    30,405             33,732
                                                       --------------     --------------
         Net earnings as adjusted                      $      220,040     $      309,114
                                                       ==============     ==============

   Weighted average number of shares
   outstanding, as per primary computation
   above                                                    1,341,836          1,300,650

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Modified Treasury
   Stock Method                                               257,759            275,425
                                                       --------------     --------------
      Weighted average number of shares
      outstanding                                           1,599,595          1,576,075
                                                       ==============     ==============

Primary earnings per share                             $         0.14     $         0.20
                                                       ==============     ==============

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                                      16



                                                         THREE MONTHS ENDED MARCH 31,
                                                        ------------------------------
FULLY DILUTED EARNINGS PER SHARE                             1997              1996
                                                        --------------  --------------
Computation for Statement of Operations:
   Net earnings per statement of
   operations used in fully diluted
   earnings per share computation:

         Net earnings                                   $      189,635  $      275,382

   Interest and amortized costs on
   convertible notes, net of tax effect                             (1)         85,814

   Interest on borrowings, net of tax
   effect, on application of assumed
   exercise of warrants and options in
   excess of 20% limitation                                     30,405          33,732
                                                        --------------  --------------
         Net earnings as adjusted                       $      220,040  $      394,928
                                                        ==============  ==============
   Weighted average number of shares
   outstanding, as per fully diluted
   computation above                                         1,341,836       1,300,650

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Modified Treasury
   Stock Method                                                257,759         275,425

   Weighted average shares issuable from
   assumed conversion of convertible notes                          (1)        421,276
                                                        --------------  --------------

         Weighted average number of shares
         outstanding                                         1,599,595       1,997,351
                                                        ==============  ==============

Fully diluted earnings per share                        $         0.14  $         0.20
                                                        ==============  ==============
(1)  Anti-dilutive
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                                      17